UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2021

DILA Capital Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40494	86-1396422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1395 Brickell Ave., Ste. 950 Miami, FL	33131
(Address of principal executive offices)	(Zip Code)

(786) 785-1715

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one Warrant	DILAU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	DILA	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	DILAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2021, the Board of Directors of DILA Capital Acquisition Corp. (the “Company”) appointed Mr. Enrique Zambrano to serve as a director of the Company, effective immediately, to fill the vacancy created by the previously-announced death of Mr. Luis F. Cervantes Coste. Mr. Zambrano will serve in the second class of the Company’s three classes of directors.

Enrique Zambrano, age 65, is the Chairman of the Board of Grupo Proeza, a Mexican corporate group comprised of Metalsa, a leading global supplier of automotive components for OEM manufacturers, Citrofruit, an agribusiness company that delivers fresh and processed fruit products to customers worldwide, Astrum, a provider of technology and communications solutions to help clients fulfill their digital potential, and Proeza Ventures, a venture capital company that invests in start-ups exclusively in the mobility space.

Prior to assuming the role of Chairman of the Board, Mr. Zambrano was the Chief Executive Officer of Grupo Proeza from 1988 to 2020. During his tenure as CEO, Mr. Zambrano oversaw the expansion of the business from being a local manufacturer of automotive components and juice concentrate in Mexico into a global diversified corporate group. Mr. Zambrano began his career in Grupo Proeza in 1982, working in finance at Metalsa.

Mr. Zambrano also serves as a board member of several industrial companies and financial institutions such as Alpek, Grupo Coppel, BBVA Mexico, and Banco Ve Por Más. In the education sector, he previously served on the board of ITESM, the largest private university in Mexico.

Mr. Zambrano is an active participant in his community and has supported the development of Mexico in numerous ways. He participated in the creation of Cluster Automotriz de Nuevo Leon A.C., a regional cluster to promote the development and innovation of the automotive industry in northeast Mexico. He chairs the regional advisory board of development banks Nafin/Bancomext and serves on the regional advisory board of Banco de México. He was chairman of the Mexico-Japan Business Committee of COMCE (Mexican Business Council for Foreign Trade, Investment and Technology and Keidanren of Japan) and was an Honorary Consul of Denmark for northeast Mexico. Mr. Zambrano has also served as chair and board member of various industry chambers.

Mr. Zambrano earned his MBA from Stanford Graduate School of Business and a BS in Mechanical Engineering from MIT.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dila cAPITAL ACQUISITION CORP.

By:	/s/ Eduardo Clave
	Name:	Eduardo Clave
	Title:	Chief Executive Officer

Date: August 25, 2021